Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No . 1 to the Registration Statement (Form S-4 333-268728) of Peoples Bancorp, Inc. of our report dated February 25, 2022 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Limestone Bancorp, Inc. for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Louisville, Kentucky
January 6, 2023